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American Enterprise Variable Annuity Account
File No. 33-54471/811-7195

EXHIBIT INDEX

8.1(b) Form of Amendment 1 to Participation Agreement among American Enterprise Life Insurance Company and G.T. Global Variable Investment Trust and G.T. Global Variable Investment Series and GT Global, Inc. (formerly G.T. Global Financial Services, Inc. dated ______________, 1997.

8.2(b) Copy of Amendment 1 to Schedule A to Participation Agreement among Putnam Capital Manager Trust, Putnam Mutual Funds Corp., and American Enterprise Life Insurance Company, dated April 30, 1997.

8.2(c) Form of Amendment 2 to Schedule A to Participation Agreement among Putnam Capital Manager Trust, Putnam Mutual Funds Corp., and American Enterprise Life Insurance Company, dated _____________, 1997.

8.3(b) Form of Amendment 1 to Schedule A to Participation Agreement among OCC Accumulation Trust, American Enterprise Life Insurance Company, and OCC Distributors dated ______________, 1997.

8.4 Form of Participation Agreement among Oppenheimer Trust and American Enterprise Life Insurance Company, dated ______________, 1997.

8.5 Form of Participation Agreement among AIM Variable Insurance Funds and American Enterprise Life Insurance Company, dated ______________, 1997.

8.6 Copy of Participation Agreement among Janus Aspen Series, and American Enterprise Life Insurance Company, dated October 8, 1997.

8.7      Copy of Reinsurance Agreement, dated October 16, 1997.

10.       Consent of Independent Auditors.

11.       Financial Statement Schedules and Report of Independent Auditors.

14.       Financial Data Schedules -
               American Enterprise Life Insurance Company
               American Enterprise Variable Annuity Account